UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 26, 2008

                              LAPORTE BANCORP, INC.
                              ---------------------
               (Exact Name of Registrant as Specified in Charter)

      Federal                          001-33733                   26-1231235
-----------------------          ------------------------     ---------------
(State or Other Jurisdiction)    (Commission File No.)       (I.R.S. Employer
      of Incorporation)                                      Identification No.)

710 Indiana Avenue, LaPorte, Indiana                               46350
----------------------------------------------                     -----
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code:  (219) 362-7511
                                                     --------------

                                 Not Applicable
                                 ---------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01  Other Events.
           -------------

     The Board of Directors of LaPorte Bancorp, Inc. (the "Company") has authorized a stock repurchase program pursuant to which the Company intends to repurchase, in the open market and in privately negotiated transactions, up to 60,000 of our common shares. The timing of the repurchases will depend on certain factors, including but not limited to, market conditions and prices, the Company's liquidity requirements and alternative uses of capital. Any repurchased shares will be held as treasury stock and will be available for general corporate purposes.

     During the month of November 2008, we repurchased in the open market 50,000 of our common shares at a weighted average cost including commissions per share of $6.45 pursuant to a repurchase program announced on November 13, 2008 (the "November 13 Program".) The November 13 Program has now been completed.

     As previously announced, the Company, together with LaPorte Savings Bank MHC has applied to receive an investment of up to $4 million from the United States Treasury ("UST") pursuant to its Capital Purchase Program ("CPP"). The terms of the CPP as they would apply to the Company are not clear at this time as a result of its MHC structure. The Company has not yet determined whether or not it would accept a CPP investment, or the amount of such investment, if its application is approved.

     Under the standard terms of the CPP, for a period of three years, companies may generally not repurchase, without UST approval, their shares while the CPP investment is outstanding. It is unknown whether the UST would grant a waiver of this restriction to the Company should it request it following its receipt of CPP funds. Accordingly, if the UST approves the Company's CPP application and the Company determines to accept a CPP investment, the Company anticipates terminating its stock repurchase program no later than the date of such investment.

     This report contains certain forward-looking statements about the proposed stock repurchase program and CPP investment. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the proposed repurchase program, the status of our CPP application, changes in the interest rate environment, changes and refinements in the CPP investment, changes in the market price of LaPorte Bancorp, Inc. common stock, changes in the general economic conditions, legislative and regulatory changes that adversely affect the business of LaPorte Bancorp, Inc. and changes in the securities markets.


Item 9.01. Financial Statements and Exhibits.
           ----------------------------------

     (a)  Financial Statements of Businesses Acquired: None

     (b)  Pro Forma Financial Information: None

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

     (c)  Shell company transactions: None

     (d)  Exhibits: None

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       LAPORTE BANCORP, INC.


DATE:  November 26, 2008               By: /s/ Lee A. Brady
                                           ----------------
                                           Lee A. Brady
                                           President and Chief Executive Officer




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